FINANCIAL STATEMENTS OF HORIZON PHOTONICS, INC.
                             MARCH 31, 2000 AND 1999


Independent Auditors' Report..............................................     1

Balance Sheets............................................................     2

Statements of Operations..................................................     3

Statements of Stockholders' Equity........................................     4

Statements of Cash Flows..................................................     5

Notes to Financial Statements.............................................  6-17

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Horizon Photonics, Inc.

We have audited the accompanying balance sheets of Horizon Photonics, Inc. (formerly Horizon Photonics, LLC) as of March 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horizon Photonics, Inc. as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION


Long Beach, California
May 3, 2000

                             HORIZON PHOTONICS, INC.

                                 BALANCE SHEETS



                                                             MARCH 31,
                                                      -------------------------
                                                         2000          1999
                               ASSETS                 -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents                           $   108,699   $     5,970
  Trade accounts receivable                               476,406        56,682
  Related party receivable                                600,000
  Inventories                                             709,852        46,383
  Prepaid expenses                                          8,469
                                                      -----------   -----------
                                                        1,903,426       109,035
                                                      -----------   -----------

PROPERTY AND EQUIPMENT, net                             1,112,267       166,737
                                                      -----------   -----------

INTANGIBLE ASSETS, net                                     29,016        19,432
                                                      -----------   -----------

TOTAL ASSETS                                          $ 3,044,709   $   295,204
                                                      ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                    $   299,305   $    10,697
  Accrued liabilities                                      86,007        55,678
  Capital lease obligations, current portion               19,420        17,293
                                                      -----------   -----------
                                                          404,732        83,668
                                                      -----------   -----------
NONCURRENT LIABILITIES
  Capital lease obligations, net of
    current portion                                        43,699        63,120
  Note payable to stockholder                             250,000       250,000
                                                      -----------   -----------
                                                          293,699       313,120
                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Notes 9, 10 and 11)

STOCKHOLDERS' EQUITY
  Preferred stock, $0.0001 par value, 235,405 shares
    authorized; Series A convertible shares, 235,405
    issued and outstanding                              3,200,000
  Common stock, $0.0001 par value, 915,405 shares
    authorized; 510,000 shares issued and outstanding      15,000
  Accumulated deficit or members'
    capital account                                      (868,722)     (101,584)
                                                      -----------   -----------
                                                        2,346,278      (101,584)
                                                      -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 3,044,709   $   295,204
                                                      ===========   ===========

        The accompanying notes are an integral part of these statements.

                             HORIZON PHOTONICS, INC.

                            STATEMENTS OF OPERATIONS


                                                       FOR THE YEAR ENDED
                                                            MARCH 31,
                                                  -----------------------------
                                                     2000              1999
                                                  -----------       -----------
REVENUES
  Product sales                                   $   937,437       $   348,709
  Contract manufacturing                              382,737
  R&D services                                         60,000            14,384
  System design                                         5,700           226,112
                                                  -----------       -----------
                                                    1,385,874           589,205
                                                  -----------       -----------
COSTS AND EXPENSES
  Cost of goods sold                                  963,286           215,083
  Selling, general and administrative                 550,964           197,694
  Research and development                            647,472           216,213
                                                  -----------       -----------
                                                    2,161,722           628,990
                                                  -----------       -----------

OPERATING LOSS                                       (775,848)          (39,785)
                                                  -----------       -----------
OTHER INCOME (EXPENSE)
  Interest income                                      38,462
  Interest expense                                    (33,421)          (31,577)
  Other expense                                        (3,531)           (7,366)
                                                  -----------       -----------
                                                        1,510           (38,943)
                                                  -----------       -----------

LOSS BEFORE PROVISION FOR INCOME TAX                 (774,338)          (78,728)

PROVISION FOR INCOME TAX                                  800               800
                                                  -----------       -----------

NET LOSS                                          $  (775,138)      $   (79,528)
                                                  ===========       ===========

        The accompanying notes are an integral part of these statements.

                             HORIZON PHOTONICS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                    PREFERRED         COMMON        ACCUMULATED
                                      STOCK            STOCK          DEFICIT
                                   -----------      -----------     -----------
Balance at April 1, 1998                                            $   (36,256)

Member contributions                                                     14,200

Net Loss                                                                (79,528)
                                                                    -----------
Balance at March 31, 1999                                              (101,584)

Member contributions                                                      8,000

Issuance of Stock                  $ 3,200,000      $    15,000

Net Loss                                                               (775,138)
                                   -----------      -----------     -----------

Balance at March 31, 2000          $ 3,200,000      $    15,000     $  (868,722)
                                   ===========      ===========     ===========

        The accompanying notes are an integral part of these statements.

                             HORIZON PHOTONICS, INC.

                            STATEMENTS OF CASH FLOWS


                                                       FOR THE YEAR ENDED
                                                            MARCH 31,
                                                    ---------------------------
                                                       2000            1999
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITES
  Net loss                                          $  (775,138)    $   (79,528)
  Adjustments to reconcile net loss to net cash
   from operating activities
    Depreciation and amortization                       184,572          71,895
  Changes in assets and liabilities:
    (Increase) decrease in:
      Trade accounts receivable                        (419,724)        (41,750)
      Inventories                                      (663,469)            261
      Prepaid expenses                                   (8,469)
    Increase in:
      Accounts payable                                  288,608           3,955
      Accrued liabilities                                30,329          47,345
                                                    -----------     -----------
        Net Cash Provided By (Used In)
          Operating Activities                       (1,363,291)          2,178
                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Intangible assets                                      (9,584)        (19,432)
  Purchases of property and equipment                (1,130,102)        (12,934)
                                                    -----------     -----------
        Net Cash Used In Investing Activities        (1,139,686)        (32,366)
                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributions                                  8,000          14,200
  Payments on capital lease obligations                 (17,294)        (24,450)
  Proceeds from issuance of preferred
   and common stock                                   2,615,000
                                                    -----------     -----------
        Net Cash Provided By (Used In)
          Financing Activities                        2,605,706         (10,250)
                                                    -----------     -----------
CHANGE IN CASH AND CASH EQUIVALENTS                     102,729         (40,438)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            5,970          46,408
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR            $   108,699     $     5,970
                                                    ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                        $    33,421     $    31,577
    Income taxes                                    $       800     $       800

NONCASH FINANCING ACTIVITIES

Preferred stock was issued in exchange for cash of $2,600,000 and a receivable of $600,000. The Company acquired capital leases totaling $104,863 during fiscal 1999.

        The accompanying notes are an integral part of these statements.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Horizon Photonics, Inc. (Corporation) was incorporated in California on February 24, 1999 as the successor to Horizon Photonics, LLC, a Delaware limited liability company (LLC) founded in July 1997. Horizon Photonics, Inc. and its predecessor formally merged effective May 20, 1999 (the Company).

The Company designs and manufactures fiber optic components for the telecom and datacom industries. The Company has developed a family of passive products that utilize a proprietary micro-fixture design and robotic platform process. This automated process allows for micro-optics to be mounted in small transferable fixtures that are processed in arrays and converted into a variety of optical components and component subsystems. The Company is currently manufacturing a qualified line of OEM isolators, and expects to qualify a series of other products and contract assemblies during the next fiscal year.

BASIS OF PRESENTATION

The operations for the year ended March 31, 2000 include the accounts of the Corporation from the date of the merger to March 31, 2000 and the accounts of the LLC from April 1, 1999 through May 20, 1999. The operations for the year ended March 31, 1999 consists of the LLC accounts only. During the year ended March 31, 2000, the Company completed a private placement of convertible preferred stock to raise additional capital to fund research and development of its product and manufacturing processes.

The Company is using the proceeds from the private placement to complete construction of its manufacturing facilities, including clean rooms, equipment purchases, research and development, and to finance the Company's working capital needs. The Company is also developing and building equipment to create a "second source" for its own manufacturing processes with its major customer, who is also the preferred stock owner. The revenues from such equipment development are designed to cover the cost of construction and development.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION (CONTINUED)

The Company has certain products that are in production and are being sold as of March 31, 2000. The revenues from product sales and machinery construction are not currently sufficient to finance operations of the Company on its own. As a result, the Company continues to be dependent upon its sources of capital until sales increase to a sustainable level. As disclosed in Notes 10 and 11, the Company has significant sources of new capital available.

STATEMENT OF CASH FLOWS - CONCENTRATION OF CREDIT RISK

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At March 31, 2000 and throughout the periods, the Company has maintained cash balances at its financial institution in excess of federally insured limits.

INVENTORIES

Inventories consist principally of raw materials and finished goods and are stated at the lower of cost or market, on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using straight-line and accelerated methods over the estimated useful lives of the related assets, ranging from three to seven years.

INCOME TAXES

Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

PRO FORMA NET INCOME (UNAUDITED)

Prior to May 20, 1999, the Company's members elected to be treated as a Limited Liability Company (LLC) for federal and state income tax purposes. The Company terminated its LLC upon merger into the Corporation on May 20, 1999 (Note 6). Pro forma net income is approximately equivalent to reported amounts, and represents net income after a pro forma tax provision, using a tax rate of 40%, net of a valuation allowance, for the two years ended March 31, 2000, to reflect the estimated income tax expense of the Company as if it had been subject to normal federal and state income taxes during the respective reporting periods.

REVENUE RECOGNITION

Revenue recognition occurs from sales of products upon shipment or as earned under product development agreements.

RESEARCH AND DEVELOPMENT

Costs related to designing and developing new products are expensed as research and product development expenses are incurred.

STOCK-BASED COMPENSATION

Stock-based compensation is accounted for using the intrinsic value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation expense is recognized when the exercise price of the employee's stock option equals or exceeds the market price of the underlying stock on the date of grant.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

Pro forma information required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, has been presented under the fair value method using a Black-Scholes option-pricing model.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair values of financial instruments of the Company are disclosed as required by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Values of Financial Instruments. The carrying amounts of cash and cash equivalents, trade accounts receivable, account payable and notes payable to stockholder approximate fair value.

NOTE 2 - INVENTORIES

The composition of inventories is:

                                                          MARCH 31,
                                                   -----------------------
                                                     2000           1999
                                                   --------       --------
     Raw materials                                 $550,683       $ 46,383
     Finished goods                                  17,194
     Work in progress                                48,630
     Lucent machinery                                93,345
                                                   --------       --------

                                                   $709,852       $ 46,383
                                                   ========       ========

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                           MARCH 31,
                                                  -------------------------
                                                    2000            1999
                                                  ----------     ----------
     Manufacturing equipment                      $1,125,438     $  222,499
     Computer equipment and software                  23,117         21,808
     Furniture and fixtures                           19,384          3,933
     Leasehold                                       210,403
                                                  ----------     ----------
                                                   1,378,342        248,240
     Less:  accumulated depreciation                (266,075)       (81,503)
                                                  ----------     ----------

                                                  $1,112,267     $  166,737
                                                  ==========     ==========

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of capitalized patent application costs for the product and processes involved. The Company will begin amortization of the patents once they are issued or will expense such amounts if approval is denied.


NOTE 5 - CAPITAL LEASE OBLIGATIONS

The Company is obligated under four capital leases. The total cost of equipment under the capital leases was $104,863 at March 31, 2000 and 1999. The total accumulated depreciation was $46,142 and $20,973 at March 31, 2000 and 1999, respectively. One of the leases expires in 2001, and the other three expire in 2003. The monthly payments total approximately $2,100.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 5 - CAPITAL LEASE OBLIGATIONS (CONTINUED)

Future minimum lease payments on the capital leases, excluding purchase option, are:

     Year Ending
      March 31,
     -----------
        2001                                                      $25,715
        2002                                                       22,956
        2003                                                       22,116
        2004                                                        4,450
                                                                  -------
        Total minimum lease  payments                              75,237

        Less: amounts representing interest                        12,118
                                                                  -------
        Present value of minimum
         lease payments                                           $63,119
                                                                  =======

Future maturities of capital lease obligations are as follows:

     Year Ending
      March 31,
     -----------
        2001                                                      $19,420
        2002                                                       19,322
        2003                                                       20,357
        2004                                                        4,020
                                                                  -------

                                                                  $63,119
                                                                  =======

NOTE 6 - NOTE PAYABLE TO STOCKHOLDER

At March 31, 2000 and 1999, the Company has a note payable to a stockholder in the amount of $250,000, with interest at 10%, payable semi-annually, commencing February 1, 2000 and continuing until February 1, 2002. The $250,000 principal balance and any remaining accrued interest is due and payable on August 1, 2002, subject to certain limitations based on the Company's "free cash flow" at the time of payment. In addition, as of March 31, 2000 and 1999, respectively, the Company owes the stockholder accrued interest of $4,167 and $19,107. (See Note 11.)

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 7 - INCOME TAXES

Major components of the Company's income tax provision are:

                                                         MARCH 31,
                                                  ------------------------
                                                    2000           1999
                                                  ---------      ---------
     Currently payable:
       Federal                                         None           None
       State                                      $     800      $     800
                                                  ---------      ---------
                                                        800            800
                                                  ---------      ---------
     Deferred:
       Provision for deferred tax                      None           None
                                                  ---------      ---------

                                                  $     800      $     800
                                                  =========      =========

The annual tax provision is different from the amount which would be provided by applying the statutory federal and state tax rates to the Company's pre-tax income. The reasons for the differences are as follows:

                                                         MARCH 31,
                                                  ------------------------
                                                    2000           1999
                                                  ---------      ---------

     Computed statutory credit                    $(307,175)     $ (17,496)
     Permanent differences                            1,001            396
     Tax credits                                   (140,000)       (10,000)
     Valuation allowance                            446,974         27,900
                                                  ---------      ---------

                                                  $     800      $     800
                                                  =========      =========

The Company's total deferred tax assets and liabilities are as follows:

     Total deferred tax assets - noncurrent       $ 474,874      $  27,900
     Valuation allowance                           (474,874)       (27,900)
                                                  ---------      ---------

     Net deferred tax asset                            None           None
                                                  =========      =========

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 7 - INCOME TAXES (CONTINUED)

At March 31, 2000, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $800,000 and $400,000, which will begin to expire in 2020 (federal) and 2008 (California), respectively, if not previously utilized. The Company also has research and development credit carryforwards and Manufacturers Investment Tax Credit carryforwards of approximately $140,000, which will begin to expire in 2020, if not previously utilized.

NOTE 8 - STOCKHOLDERS' EQUITY

STOCK OPTION PLAN

In April 1999, the Company implemented the Horizon Photonics, Inc. 1999 Stock Option Plan (Option Plan), pursuant to which 160,000 shares of common stock have been reserved for issuance to employees and consultants. The Company applies APB Opinion No. 25 and related Interpretations in accounting for the Option Plan. No compensation costs have been recognized for its stock option grants where the "fair market value" of the underlying common stock equaled the option price at the date of grant.

As of March 31, 2000, incentive options to purchase an aggregate of 119,000 shares had been granted to twelve employees at exercise prices ranging from $1.00 to $8.15 per share. The options were granted at "fair market value" as of the date of grant, vest over an average period of four years, and terminate no more than ten years from the date of grant. The fair value for the $1.00 per share options was determined by the Company when no readily determinable value existed and, as such, the Company used the best information available considering sales revenues and multiples in the industry. The $8.15 per share option price was determined based upon the valuation established by the preferred stockholder, subject to discounts. All outstanding options immediately vest in the event of a sale or merger of the Company.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 8 - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN (CONTINUED)

A summary of the status of the Option Plan as of March 31, 2000 is presented below:

     Outstanding at April 1, 1999                                    None
       Granted                                                    119,000
       Exercised                                                       --
       Lapsed or canceled                                              --
                                                                ---------

     Outstanding at March 31, 2000                                119,000
                                                                =========

     Options exercisable at March 31, 2000                         10,000
                                                                =========

The following table summarizes information about stock options outstanding at March 31, 2000:

                                NUMBER                          NUMBER
                            OUTSTANDING AT     REMAINING     EXERCISABLE AT
         EXERCISE              MARCH 31,      CONTRACTUAL      MARCH 31,
           PRICE                 2000            LIFE            2000
         --------              --------        ----------       -------

     $1.00                       70,000        9.2 years         10,000
     $8.15                       49,000        9.7 years
                               --------                         -------
     $1 to $8.15                119,000        9.4 years         10,000
                               ========                         =======

The weighted-average grant date fair values of options granted under the Option Plan during the period ended March 31, 2000 totaled $3.94.

The fair value of each incentive option grant is estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions used for grants for the year ended March 31, 2000: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 6.50%; and expected lives ranging from 1 to 4 years. Had the Company elected to measure compensation cost based on the fair value of the stock options, the net loss for the period would have increased by approximately $57,000.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 8 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK

The holders of common stock are entitled to normal common voting rights and dividends.

PREFERRED STOCK

The holder of Series A Preferred Stock has certain voting rights and is entitled to receive dividends, pro rata with the common stock, on an as-converted basis. In the event of any liquidation, dissolution or winding up of the Company, the holder of Series A Preferred Stock is entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount equal to $13.59 per share, plus declared but unpaid dividends. The preferred stock is convertible into common stock at any time, at the option of the holder, at an initial conversion price of $13.59 per share, subject to adjustment for certain dilutive issuances, splits and combinations. The Series A Preferred Stock automatically converts into common stock upon the public offering of the Company's common stock, resulting in cash proceeds to the Company of at least $25,000,000.

NOTE 9 - COMMITMENTS

Effective November 11, 1999, the Company entered into a four-year lease for the rental of office and manufacturing space. Rent expense recognized for the period ended March 31, 2000 and 1999 was $77,062 and $17,892, respectively. Commitments under this operating lease are $80,556 per year for 2000-2002 and $67,130 for 2003.

NOTE 10 - RELATED PARTY TRANSACTIONS

In August 1999, Horizon closed a funding transaction with Lucent Technologies Inc. (Lucent), pursuant to which Lucent purchased 235,405 shares of the Company's Series A Preferred Stock. As consideration for the Series A Preferred Stock, Lucent is obligated to pay an aggregate of $3,200,000, of which $2,000,000 was paid in August 1999, $600,000 was paid in January 2000, and $600,000 is due in April 2000. (See Note 11.) As part of the stock purchase transaction, the Company, its founding stockholders, and Lucent entered into an Investors' Rights Agreement, Right of First Refusal and Co-Sale Agreement, Voting Agreement, Non-Competition Agreement and Commercial Agreement to cover various matters related to equity, control and intellectual property. In addition, the Company and Lucent are parties to separate manufacturing and licensing agreements.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 10 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company sold or purchased from Lucent approximately:

                                                   FOR THE YEAR ENDED
                                                         MARCH 31,
                                                ---------------------------
                                                  2000             1999
                                                ----------       ----------

     Sales                                      $1,188,000       $  576,000
     Purchases                                  $  534,000       $   66,000

Additionally, accounts receivable with Lucent as of March 31, 2000 and 1999 are $152,589 and $52,000, respectively. Accounts payable as of March 31, 2000 and 1999 are $2,405 and none. The related party receivable at March 31, 2000 of $600,000 is due from Lucent.

NOTE 11 - SUBSEQUENT EVENTS

LUCENT

On April 4, 2000, the Company received Lucent's final installment of $600,000 against the aggregate purchase price for the Series A Preferred Stock.

LIGHTPATH MERGER

Effective April 14, 2000, the Company entered into a merger agreement (merger) with LightPath Technologies, Inc., a Delaware corporation (LightPath), pursuant to which all of the outstanding shares of the Company's Common Stock were exchanged for $35,200,000 of LightPath's Class A Common Stock and $1,000,000 in cash. The number of shares of LightPath's Class A Common Stock issued to the former stockholders of the Company is subject to post-closing adjustment based on the trading price of the Class A Common Stock over a specified time period. Immediately prior to the closing of the merger, Lucent elected to convert all shares of the Company's Series A Preferred Stock into shares of the Company's Common Stock.

                             HORIZON PHOTONICS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)

LIGHTPATH MERGER (CONTINUED)

In connection with the merger, LightPath fully retired the Company's note payable to a stockholder by delivering the total sum of $258,115 directly to the stockholder. (See Note 6.) This amount represented the entire $250,000 principal balance and accrued interest to the date of repayment. In addition, LightPath committed $5,250,000 to fund the Company's expansion. At the closing of the merger, $4,000,000 of this amount was delivered to the Company, with the remainder due on or about July 1, 2000.

At the closing of the merger, the Company's outstanding options to purchase shares of the Company's Common Stock fully vested and converted into options to purchase shares of LightPath Class A Common Stock. It is expected that the Company will be operated as a wholly owned subsidiary of LightPath from the Company's current facility in Walnut, California.

The Company's parent, LightPath, has incurred significant losses since its inception in 1985. LightPath's financial statements for the year ended June 30, 1999 include a reference to various going-concern issues. The impact of its parent operations on Horizon are not readably determinable.